Exhibit 99.1

AVANTAIR, INC.

CASH BONUS PLAN

1. Establishment and Purpose

Avantair, Inc., a Delaware corporation (together with its affiliates, the “Company”), hereby establishes the Avantair, Inc. Cash Bonus Plan (the “Plan”). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (a) providing its employees with incentives to contribute to the financial success of the Company through their services, and (b) enabling the Company to attract, retain, and reward the best-available people.

2. Definitions

Under the Plan, except where the context otherwise indicates, the following definitions apply:

(a) “Administrator” means the Compensation Committee of the Board, or any designee of such committee, unless otherwise determined by the Board in accordance with Section 3.

(b) “Board” means the Board of Directors of Avantair, Inc.

(c) “Bonus” means a portion of the Bonus Pool allocated to a participant in accordance with Section 5.

(d) “Bonus Pool” means the total amount available for Bonuses for a Performance Period, as determined by the Administrator in accordance with Section 5.

(e) “Cash EBITDA” means the sum of (i) earnings before interest, taxes, depreciation, and amortization, plus (ii) noncash expenses, as reflected in the audited financial statements of the Company for a Performance Period.

(f) “Change in Control” means the earliest to occur of any of the following events, construed in accordance with Code Section 409A:

(i) Any one person or more than one person acting as a group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group, beneficial ownership of more than 50% of the total voting power of the Company’s then outstanding voting securities;

(ii) A majority of the members of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed or approved by a majority of the members of the Board who were members of the Board before the initiation of the replacement; or

(iii) Any one person or more than one person acting as a group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group, assets of the Company that have a total gross fair market value of 85% or more of the total gross fair market value of all of the assets of the Company immediately before the initiation of the acquisition.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(h) “Disability” means the state during which a participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, either (i) unable to engage in any substantial gainful activity; or (ii) receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

(i) “Initial Vesting Date” means the date on which a portion of a Bonus is first payable as determined by the Administrator in accordance with Section 6.

(j) “Performance Period” means the fiscal year ending June 30 or any other period as may be designated by the Administrator from time to time.

(k) “Vesting Date” means the date on which a portion of the Bonus is payable in accordance with Section 6.

3. Administration

(a) Administration of the Plan. The Plan shall be administered by the Compensation Committee of the Board, or by such committee or committees as may be appointed by the Board from time to time, and any designee thereof.

(b) Powers of the Administrator. The Administrator shall have all the powers vested in it hereunder, such powers to include authority, in its sole and absolute discretion, to grant a Bonus.

The Administrator shall have full power and authority to take any other action necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which a Bonus shall be granted; (ii) impose any term, limitation, restriction, and condition upon any Bonus as the Administrator shall deem appropriate; (iii) determine whether a participant is employed in good standing with the Company for purposes of being eligible for a Bonus to become payable; and (iv) establish any objective and condition for earning a Bonus and determining whether a Bonus will be paid for the Performance Period.

The Administrator shall have full power and authority, in its sole and absolute discretion, to administer, construe, and interpret the Plan and all other documents relevant to the Plan and any Bonus issued thereunder, to establish, amend, rescind, and interpret any rule, regulation, agreement, guideline, and instrument for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable, and to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any Bonus in the manner and to the extent the Administrator shall deem it desirable to carry it into effect.

(c) Non-Uniform Determinations. The Administrator’s determinations under the Plan (including, but not limited to, determinations of the persons to receive a Bonus, amount, and terms and provisions of such Bonus) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, a Bonus, whether or not such persons are similarly situated.

(d) No Liability. To the maximum extent permitted by law, no officer, director, manager, employee, or designee of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Bonus thereunder.

(e) Indemnification. To the maximum extent permitted by law and by the Company’s charter and by-laws, as from time to time in effect, each officer, director, manager, employee, or designee of the Administrator shall be indemnified by the Company for any action taken or decision made in good faith relating to the Plan or any Bonus thereunder.

(f) Effect of Administrator’s Decision. Any action taken and decision made by the Administrator on any matter relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participant in the Plan, and any other employee or manager of the Company, and their respective successors in interest.

4. Participation

Participants in the Bonus Pool will include all employees in good standing of the Company other than its Chief Executive Officer and Chief Financial Officer.

5. Bonuses

(a) Bonus Pool. The Bonus Pool shall be the amount determined by the Compensation Committee of the Board in accordance with the Bonus Pool Calculation Formula, attached hereto as Exhibit A, and subject to the Compensation Committee’s discretion to modify the size of the Bonus Pool to meet the cashflow needs of the Company.

(b) Determination of Amounts of Bonus Pool and Bonuses. As soon as administratively practicable after the Company’s publication of audited financial statements in its 10-K annual report following the end of each Performance Period, the Compensation Committee of the Board shall determine the total amount of the Bonus Pool, if any, established for the preceding Performance Period. Thereafter, the Administrator (or any one or more of its delegees) shall determine in its or their discretion the amount of Bonus, if any, allocated to each participant for the Performance Period and shall communicate such amount to the participant. Payment of any Bonus allocated to a participant will be made in accordance with Section 6. The Administrator shall not be obliged to allocate 100% of the Bonus Pool to participants and any amount not so allocated shall revert to the Company.

6. Payment of Bonuses

(a) Payment of Bonus. Except as otherwise provided under Section 6(c), each Bonus allocated to a participant shall be payable in cash in three yearly installments: one-third of the Bonus shall become payable on the Initial Vesting Date (as defined in Section 6(b)) and one-third of the Bonus shall become payable on each of the next two anniversaries of the Initial Vesting Date (the Initial Vesting Date and each anniversary thereof, each, a “Vesting Date”), so long as the participant is an employee in good standing of the Company continuously from the last day of the relevant Performance Period through the respective Vesting Date. The extent to which a portion of a Bonus becomes payable as of a Vesting Date is rounded down to the nearest dollar for each of the first two installments and rounded up for the third installment so that the entire remaining balance of the Bonus will become payable on the second anniversary of the Initial Vesting Date. Each installment of the Bonus shall be paid no later than the fifteenth day of the third month following the end of the fiscal year in which the applicable Vesting Date occurred.

(b) Initial Vesting Date. The Initial Vesting Date shall be the fifteenth day of the third month following the end of the Performance Period or such other date as determined by the Administrator in its discretion.

(c) Acceleration of Payments. Notwithstanding the provisions of Section 6(a), any unpaid portion of the Bonus, regardless of whether it has yet become payable, that has not otherwise been forfeited shall be paid as soon as administratively practicable following the death or Disability of the participant or, if earlier, immediately before and contingent upon a Change in Control, so long as the participant is an employee in good standing of the Company on the date of such event. Any amounts payable upon a participant’s death shall be paid to the participant’s estate.

(d) Forfeiture of Bonus. Any and all portions of the Bonus that have not yet become payable shall be immediately forfeited upon the participant’s termination of employment with the Company for any reason other than death. Forfeited amounts shall revert to the Company and shall not be reallocated to other participants.

7. Miscellaneous

(a) Withholding of Taxes. The Company may deduct from the Bonus payments or from any other amount due the participant any tax required to be withheld with respect to any Bonus.

(b) Right to Offset. To the extent permitted by law, the Company shall have the right to offset against its obligation to pay any portion of a Bonus any outstanding amount of whatever nature that the participant then owes to the Company.

(c) Transferability. No Bonus shall be transferable or assignable by a grantee.

(d) Termination, Amendment, and Modification of the Plan. The Compensation Committee of the Board may terminate, amend, or modify the Plan or any portion thereof at any time. Except as otherwise determined by the Administrator, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to any Bonus granted before the date of such termination.

(e) Non-Guarantee of Employment. Nothing in the Plan or allocation of a Bonus under the Plan shall confer to any person the right to continued employment with the Company for any period of time or interfere in any way with the right of the Company to terminate such employment at any time with or without cause or notice. Allocation of a Bonus to a participant shall not be construed as a contract of employment between the Company and the participant.

(f) No Trust or Fund Created. Neither the Plan nor any Bonus shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and any participant. The Company shall not be required to set aside or otherwise earmark any asset to ensure payment of any Bonuses allocated under the Plan, and no participant shall have any claim of right to any asset of the Company as a result of receiving an allocation of a Bonus or such Bonus or portion thereof becoming payable. To the extent that any participant acquires a right to receive any payment from the Company pursuant to a Bonus, such right shall be no greater than the right of any general unsecured creditor of the Company.

(g) Governing Law. The validity, construction, and effect of the Plan and of any rule, regulation, determination, or decision made by the Administrator relating to the Plan, and any right of any person having or claiming to have any interest thereunder, shall be determined exclusively in accordance with the laws of the State of Florida, without regard to its conflict of laws principles.

(h) 409A Savings Clause. The Plan and any Bonus granted hereunder are intended to comply with, or otherwise be exempt from, Code Section 409A. The Plan and any Bonus shall be administered, interpreted, and construed in a manner consistent with Code Section 409A. Should any provision of the Plan be found not to comply with, or otherwise be exempt from, Code Section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator, and without the consent of the participant, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Code Section 409A. Notwithstanding the forgoing, no provision of the Plan shall be construed as a guarantee by the Company of any particular tax effect to any participant. In any event, the Company shall have no obligation to pay any applicable tax on income to any participant.

(i) Successors. The terms and conditions of the Plan shall inure to the benefit of and bind the Company and the participants, and their successors, assigns, and personal representatives.

(j) Headings. All headings in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

(k) Severability. Should any provision of the Plan be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of the Plan shall not be affected by such holding and shall continue in full force in accordance with their terms.

(l) Entire Agreement. The Plan constitutes the entire agreement with respect to the subject matter contained hereunder, and there are no agreements, understandings, restrictions, representations, or warranties between any participant and the Company other than those provided hereunder.

(m) Limitations on Actions. Any right of any participant or former participant against the Company arising out of or in connection with the Plan or any Bonus shall terminate, and any cause of action against the Company shall be barred, after the end of the one-year period starting on the date the action was taken or decision made from which such right or cause of action arose.

(n) Effective Date; Termination Date. The Plan is effective as of November 13, 2007.

EXHIBIT A

BONUS POOL CALCULATION FORMULA

Except as otherwise determined by the Administrator, the Bonus Pool for the fiscal year ending June 30, 2008, shall be determined based on the following:

1. If Cash EBITDA for the Performance Period is less than $10,000,000, then the Bonus Pool shall be zero;

2. If Cash EBITDA for the Performance Period is equal to or greater than $10,000,000 and less than $15,000,000, then the Bonus Pool shall be $1,000,000;

3. If Cash EBITDA for the Performance Period is equal to or greater than $15,000,000 and less than $20,000,000, then the Bonus Pool shall be $1,500,000; and

4. If Cash EBITDA for the Performance Period is equal to or greater than $20,000,000, then the Bonus Pool shall be $2,000,000.

The chart below is provided for illustrative purposes and in the event of any inconsistency between the above formula and the chart below, the above formula shall govern.

Cash EBITDA for Performance Period (x)	Bonus Pool
x < $10,000,000	$0
$10,000,000 ≤ x < $15,000,000	$1,000,000
$15,000,000 ≤ x < $20,000,000	$1,500,000
x ≥ $20,000,000	$2,000,000